As filed with the Securities and Exchange Commission on May 22, 2015

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 (No. 333-127296)

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

American Tower Corporation

(Exact name of registrant as specified in its charter)

Delaware	65-0723837
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SpectraSite, Inc. 2003 Equity Incentive Plan

(Full Titles of the Plans)

Edmund DiSanto, Esq.

Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

(617) 375-7500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sandra L. Flow, Esq.

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006-1470

Tel: (212) 225-2000

Fax: (212) 225-3999

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE/DEREGISTRATION OF UNREGISTERED SECURITIES

The Registrant is filing this Post-Effective Amendment No. 2 to Registration Statement (No. 333-127296) on Form S-8 (the “Registration Statement”), which has been previously filed with the Securities and Exchange Commission, originally covering 9,897,201 shares of Class A common stock of American Tower Corporation to be issued under the SpectraSite, Inc. 2003 Equity Incentive Plan (the “Plan”).

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister any remaining securities registered and unsold under the Registration Statement. The securities are being removed from registration because the Registrant no longer offers or sells the securities under the Plan referenced above and in the Registration Statement.

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 22nd day of May, 2015.

AMERICAN TOWER CORPORATION

By:	/S/ EDMUND DISANTO
Edmund DiSanto Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signatures	Title	Date

/S/ JAMES D. TAICLET, JR. (James D. Taiclet, Jr.)	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 22, 2015

/S/ THOMAS A. BARTLETT (Thomas A. Bartlett)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2015

/S/ ROBERT J. MEYER (Robert J. Meyer, Jr.)	Senior Vice President, Finance and Corporate Controller (Principal Accounting Officer)	May 22, 2015

/S/ RAYMOND P. DOLAN (Raymond P. Dolan)	Director	May 22, 2015

/S/ CAROLYN F. KATZ (Carolyn F. Katz)	Director	May 22, 2015

/S/ GUSTAVO LARA CANTU (Gustavo Lara Cantu)	Director	May 22, 2015

/S/ CRAIG MACNAB	Director	May 22, 2015
(Craig Macnab)

/S/ JOANN A. REED (JoAnn A. Reed)	Director	May 22, 2015

/S/ PAMELA D.A. REEVE (Pamela D. A. Reeve)	Director	May 22, 2015

/S/ DAVID E. SHARBUTT (David E. Sharbutt)	Director	May 22, 2015

/S/ SAMME L. THOMPSON (Samme L. Thompson)	Director	May 22, 2015